EXHIBIT 99

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENT OF INCOME BY QUARTER

Fiscal Year Ended January 2, 2004

($ in millions, except per share amounts)

	First Quarter[10]	Second Quarter[10]	Third Quarter[10]	Fourth Quarter[10]	Fiscal Year 2003[9]
REVENUES
Base management fees	$92	$88	$86	$122	$388
Franchise fees	52	56	61	76	245
Incentive management fees	29	28	18	34	109
Owned, leased, corporate housing and other[1]	137	145	132	219	633
Timeshare interval sales and services[2]	237	234	296	378	1,145
Cost reimbursements[3]	1,408	1,402	1,423	1,959	6,192
Synthetic fuel	68	63	93	78	302

Total Revenues	2,023	2,016	2,109	2,866	9,014

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing—direct[4]	110	119	118	158	505
Timeshare—direct	208	215	265	323	1,011
Reimbursed costs	1,408	1,402	1,423	1,959	6,192
General, administrative and other[5]	112	107	117	187	523
Synthetic fuel	127	105	96	78	406

Total Expenses	1,965	1,948	2,019	2,705	8,637

OPERATING INCOME	58	68	90	161	377
Gains and other income[6]	1	38	15	52	106
Interest expense	(26)	(25)	(26)	(33)	(110)
Interest income	20	27	31	51	129
Provision for loan losses	(5)	(1)	(1)	—	(7)
Equity in earnings (losses)—Synthetic fuel[7]	—	—	—	10	10
—Other[8]	(1)	3	(3)	(16)	(17)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	47	110	106	225	488
Benefit (provision) for income taxes	40	16	16	(29)	43

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST	87	126	122	196	531
Synthetic fuel minority interest	—	—	(29)	(26)	(55)

INCOME FROM CONTINUING OPERATIONS	87	126	93	170	476

Discontinued operations
Income (loss) from Senior Living Services, net of tax	30	(1)	—	(3)	26
(Loss) Income from Distribution Services, net of tax	(1)	—	(1)	2	—

NET INCOME	$116	$125	$92	$169	$502

EARNINGS PER SHARE—Basic
Earnings from continuing operations	$0.37	$0.54	$0.40	$0.74	$2.05
Earnings (loss) from discontinued operations	0.13	—	(0.01)	(0.01)	0.11

Earnings per share	$0.50	$0.54	$0.39	$0.73	$2.16

EARNINGS PER SHARE—Diluted
Earnings from continuing operations	$0.36	$0.52	$0.38	$0.69	$1.94
Earnings (loss) from discontinued operations	0.12	(0.01)	(0.01)	—	0.11

Earnings per share	$0.48	$0.51	$0.37	$0.69	$2.05

EXHIBIT 99

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENT OF INCOME BY QUARTER

Fiscal Year Ended January 3, 2003

($ in millions, except per share amounts)

	First Quarter [11]	Second Quarter [11]	Third Quarter [11]	Fourth Quarter [11]	Fiscal Year 2002 [9]
REVENUES
Base management fees	$85	$91	$82	$121	$379
Franchise fees	51	54	55	72	232
Incentive management fees	32	52	25	53	162
Owned, leased, corporate housing and other [1]	139	165	150	197	651
Timeshare interval sales and services [2]	221	261	259	318	1,059
Cost reimbursements [3]	1,262	1,343	1,282	1,852	5,739
Synthetic fuel	5	53	55	80	193

Total Revenues	1,795	2,019	1,908	2,693	8,415

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing—direct [4]	117	126	123	214	580
Timeshare—direct	195	227	233	283	938
Reimbursed costs	1,262	1,343	1,282	1,852	5,739
General, administrative and other [5]	101	127	108	174	510
Synthetic fuel	11	96	87	133	327

Total Expenses	1,686	1,919	1,833	2,656	8,094

OPERATING INCOME	109	100	75	37	321
Gains and other income [6]	15	20	28	69	132
Interest expense	(19)	(21)	(19)	(27)	(86)
Interest income	19	28	28	47	122
Provision for loan losses	—	—	—	(12)	(12)
Equity in earnings (losses)—Synthetic fuel [7]	—	—	—	—	—
—Other [8]	(6)	6	—	(6)	(6)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	118	133	112	108	471
(Provision) benefit for income taxes	(36)	(6)	2	8	(32)

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST	82	127	114	116	439
Synthetic fuel minority Interest	—	—	—	—	—

INCOME FROM CONTINUING OPERATIONS	82	127	114	116	439

Discontinued operations
Income (loss) from Senior Living Services, net of tax	4	3	10	(125)	(108)
Loss from Distribution Services, net of tax	(4)	(1)	(21)	(28)	(54)

NET INCOME (LOSS)	$82	$129	$103	$(37)	$277

EARNINGS PER SHARE—Basic
Earnings from continuing operations	$0.34	$0.52	$0.47	$0.49	$1.83
Earnings (loss) from discontinued operations	—	0.01	(0.04)	(0.65)	(0.68)

Earnings (loss) per share	$0.34	$0.53	$0.43	$(0.16)	$1.15

EARNINGS PER SHARE—Diluted
Earnings from continuing operations	$0.32	$0.49	$0.45	$0.47	$1.74
Earnings (loss) from discontinued operations	—	0.01	(0.04)	(0.62)	(0.64)

Earnings (loss) per share	$0.32	$0.50	$0.41	$(0.15)	$1.10

EXHIBIT 99

Notes:

[1]	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, our ExecuStay business, land rent income and other revenue.

[2]	Timeshare interval sales and services includes total timeshare revenue except for base fees, reimbursed costs and note sale gains.

[3]	Cost reimbursements include reimbursements from lodging properties for Marriott funded operating expenses. Marriott earns no markup on these expenses.

[4]	Owned, leased and corporate housing—direct expenses include operating expenses of our ExecuStay business unit, and owned or leased hotels including lease payments, pre-opening expenses and depreciation.

[5]	General, administrative and other expenses include the overhead costs allocated to our lodging business segments (including ExecuStay and timeshare) and our unallocated corporate overhead costs.

[6]	Gains and other income includes gains on the sale of real estate, timeshare note sale gains, and gains on the sale of our interests in joint ventures.

[7]	Equity in earnings (losses)—Synthetic fuel includes our share of the equity in earnings of the Synthetic fuel joint venture and the earnout we received from the Synthetic fuel joint venture partner beginning November 7, 2003. The earnout we received prior to November 7, 2003, along with the revenue generated from the previously consolidated Synthetic fuel joint venture, are included in Synthetic fuel revenue.

[8]	Equity in earnings (losses)—Other includes our equity in earnings (losses) of unconsolidated joint ventures.

[9]	Fiscal Year 2003 included 52 weeks. Fiscal Year 2002 included 53 weeks.

[10]	The quarters consisted of 12 weeks, except the fourth quarter 2003, which consisted of 16 weeks.

[11]	The quarters consisted of 12 weeks, except the fourth quarter 2002, which consisted of 17 weeks.